22nd Century Group Appoints Richard M. Sanders to Board of Directors

CLARENCE, N.Y. - 22nd Century Group, Inc. (OTCBB: XXII) today announced that Richard M. Sanders has been appointed to the Company’s Board of Directors, effective December 9, 2013.

“We are extremely pleased that Rick is joining our Board of Directors,” said Joseph Pandolfino, Founder and CEO of 22nd Century Group. “With over 32 years of experience in the tobacco industry, Rick has tremendous knowledge of premium cigarette manufacturing, branding, sales and distribution; his experience will be a tremendous asset to 22nd Century Group as we enter the growth phase of our business both domestically and internationally.”

From January 2002 until June 2009, Mr. Sanders served as President and CEO of Santa Fe Natural Tobacco Company (SFNTC), a division of Reynolds American, Inc., which manufactures and markets the Natural American Spirit cigarette brand. During his 7-year tenure as head of SFNTC, Mr. Sanders tripled Natural American Spirit’s market share and SFNTC’s operating earnings and directed the successful expansion of Natural American Spirit into international markets in Western Europe and Asia. RJ Reynolds paid $356 million for SFNTC in 2002; Bonnie Herzog of Wells Fargo Securities recently estimated SFNTC, as standalone business, to be worth $3.7 billion. Natural American Spirit, SFNTC’s sole brand, had a 1.2% share of the 2012 cigarette market in the U.S., where the vast majority of SFNTC’s sales occur.

Prior to directing SFNTC’s spectacular growth, Mr. Sanders worked for R.J. Reynolds Tobacco Company where he began his career as a marketing assistant in 1977. From 1987 to 2002 he served in a wide spectrum of executive positions including, among others, Senior Vice President of Marketing and Vice President of Strategic Development.

Since August 2009, Mr. Sanders has served as a General Partner of Phase One Ventures, LLC, a venture capital firm which focuses on nanotechnology and biotechnology start-up opportunities in New Mexico and surrounding states. A native of Minneapolis, Mr. Sanders earned a bachelor’s degree in political science from Hamline University in St. Paul and an MBA from Washington University in St. Louis, Missouri.

Mr. Pandolfino added, “With the addition of Mr. Sanders as 22nd Century Group’s fifth board member, our Board is once again independent, which is important to our goal of up-listing to a national securities exchange in 2014.”

For additional information, please visit: www.xxiicentury.com

About 22nd Century Group, Inc.

22nd Century is a plant biotechnology company whose proprietary technology allows for the levels of nicotine and other nicotinic alkaloids (e.g., nornicotine, anatabine and anabasine) in the tobacco plant to be decreased or increased through genetic engineering and plant breeding. 22nd Century owns or is the exclusive licensee of 114 issued patents in 78 countries plus an additional 36 pending patent applications. Goodrich Tobacco Company, LLC and Hercules Pharmaceuticals, LLC are wholly-owned subsidiaries of 22nd Century. Goodrich Tobacco is focused on commercial tobacco products and potential less harmful cigarettes. Hercules Pharmaceuticals is focused on X-22, a prescription smoking cessation aid in development.

Cautionary Note Regarding Forward-Looking Statements: This press release contains forward-looking information, including all statements that are not statements of historical fact regarding the intent, belief or current expectations of 22nd Century Group, Inc., its directors or its officers with respect to the contents of this press release. The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements. We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances, or to reflect the occurrence of unanticipated events. You should carefully review and consider the various disclosures made by us in our annual report on Form 10-K for the fiscal year ended December 31, 2012, filed on March 18, 2013, including the section entitled “Risk Factors,” and our other reports filed with the U.S Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

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